Exhibit 23.1

Getaway2golfonline.com
4790 Caughlin Pkwy, Ste 387
Reno, NV 89519

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 4, 2011, in the Registration Statement (Form S-1/A Amendment 3) and related Prospectus of Getaway2golfonline.com.

/s/    KCCW Accountancy Corp
Diamond Bar, California
September 14, 2011